Exhibit 99.1

thredUP Announces First Quarter 2021 Results

•Completed IPO and began trading on the Nasdaq Global Select Market under the symbol "TDUP" in late March
•Record quarterly revenue of $56 million
•Record gross profit of $40 million and gross margin of 71%
•Record number of 1.29 million Active Buyers and 1.13 million Orders
•Raised $175.5 million dollars in the company’s IPO

Oakland, CA – May 12, 2021 – ThredUp Inc. (Nasdaq: TDUP), one of the world’s largest resale platforms for women’s and children’s apparel, shoes, and accessories, announced today its financial results for the first quarter ended March 31, 2021.
“thredUP is pleased to share our strong first quarter 2021 results and report for the first time as a public company,” said CEO and co-founder James Reinhart. “We continue to be optimistic about resale’s long-term growth, and are seeing early signals of an uptick in purchasing enthusiasm as the US economy reopens. The supply chain dynamics in our marketplace continue to improve as we inch further away from the volatility caused by Covid-19. Our investments in technology and infrastructure continue to enhance our ability to offer a modern, fresh, and frictionless resale experience for both buyers and sellers. We are focused on delivering incredible value to our buyers and sellers, furthering thredUP’s mission to inspire a new generation to think secondhand first.”
First Quarter 2021 Company Highlights
•Revenue: Total revenue was a record at $55.7 million, an increase of 15.2% year-over-year.
•Gross Profit and Margin: Gross profit totaled $39.7 million representing growth of 21.7% year-over-year. Gross margin expanded to 71% from 68% in the comparable quarter last year.

•Net Loss: GAAP net loss was $16.2 million, or 29% of revenue, for the first quarter 2021, compared to a GAAP net loss of $13.2 million, or 27.4% of revenue, for the first quarter 2020.
•Adjusted EBITDA: The Adjusted EBITDA loss was $9.1 million, or 16.4% of revenue, for the first quarter 2021, compared to the Adjusted EBITDA loss of $10.4 million, or 21.6% of revenue, for the first quarter 2020.
•Active Buyers and Orders: Total first quarter Active Buyers of 1.29 million and Orders of 1.13 million grew 14% and 18%, respectively, over the comparable quarter last year.
•Board Appointments: thredUP announced that Mandy Ginsberg, the former CEO of Match Group Inc., and Marcie Vu, the former head of consumer technology at Qatalyst Partners, joined thredUP’s board of directors in February 2021.
•Elevating Thrift & Driving Sustainability Awareness: thredUP partnered with celebrities and influencers such as Paris Hilton, Ashley Park, Aimee Song, Hannah Bronfman to launch the #FashionMindfulness challenge. In addition, thredUP partnered with iconic fashion designer Christian Siriano to send thredUP clothing down the runway at New York’s Fashion Week.

Financial Outlook
For the second quarter 2021, thredUP expects
•Revenue in the range of $53 million to $55 million
•Gross margin in the range of 70% to 72%
•An Adjusted EBITDA margin loss in the range of 28% to 23%
For fiscal year 2021, thredUP expects
•Revenue in the range of $223 million to $229 million
•Gross margin in the range of 70% to 72%
•An Adjusted EBITDA margin loss in the range of 20% to 16%

Conference Call and Webcast
•Conference Call: The live call is accessible in the U.S. and Canada at +1 800-367-2403 (code 8375215) and outside of the U.S. and Canada at +1 334-777-6978 (code 8375215).
•Webcast: The live and archived webcast and all related earnings materials will be available at thredUP’s investor relations website: ir.thredup.com.

About ThredUp Inc.
thredUP is transforming resale with technology and a mission to inspire a new generation of consumers to think secondhand first. By making it easy to buy and sell secondhand, thredUP has become one of the world’s largest resale platforms for women’s and kids’ apparel, shoes and accessories. Sellers love thredUP because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers love shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. In 2018, we extended our platform with thredUP Resale-As-A-Service (RaaS), which facilitates modern resale for a number of the world’s leading brands and retailers. thredUP has processed over 100 million unique secondhand items from 35,000 brands across 100 categories. By extending the life cycle of clothing, thredUP is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the second quarter and full year of 2021; statements about future operating results and our long term growth; the momentum of our business; the growth rates in the markets in which we compete; the impact of the COVID-19 pandemic on consumer behavior and our business; our investments in technology and infrastructure; and our ability to attract new Active Buyers.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in the final prospectus for our initial public offering filed on March 26, 2021 and in our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing thredUP’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect thredUP's results is included in thredUP’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Operating Metrics
An Active Buyer is a thredUP buyer who has made at least one purchase in the last twelve months. A thredUP buyer is a customer who has created an account in our marketplace. A thredUP buyer is identified by a unique email address and a single person could have multiple thredUP accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplace, including through our RaaS partners, in a given period, net of cancellations.
Non-GAAP Financial Measures

This press release and the accompanying tables contain non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP measures, are useful in evaluating our operating performance. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate and assess our operating performance and the operating leverage in our business, and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken collectively with our GAAP results, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Adjusted EBITDA and Adjusted EBITDA margin is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from a similarly-titled non-GAAP measure used by other companies.
A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes.
Investors are encouraged to review our results determined in accordance with GAAP and the reconciliation of Adjusted EBITDA to net loss. thredUP is not providing a quantitative reconciliation of forward-looking guidance of Adjusted EBITDA to net loss because certain items are out of thredUP’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, depreciation and amortization, stock-based compensation expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes. Accordingly, a reconciliation for forward-looking Adjusted EBITDA is not available without unreasonable effort. However, for the second quarter of 2021 and full year 2021 depreciation and amortization is expected to be $2 million and $8 million, respectively. In addition, for the second quarter of 2021 and full year 2021 stock-based compensation expense is expected to be $3 million and $11 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by currently estimated Adjusted EBITDA.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2021	2020

Assets
Current assets
Cash and cash equivalents	$246,514	$64,485
Accounts receivable, net	1,726	1,823
Inventory, net	3,482	3,519
Other current assets	3,168	5,332
Total current assets	254,890	75,159
Operating lease right-of-use assets	22,338	23,656
Property and equipment, net	43,562	41,131
Other assets	2,980	2,965
Total assets	$323,770	$142,911
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$14,540	$9,386
Accrued and other current liabilities	37,720	32,541
Seller payable	15,194	13,724
Operating lease liabilities, current	3,095	3,643
Current portion of long-term debt	5,736	3,270
Total current liabilities	76,285	62,564
Operating lease liabilities, non-current	20,811	21,574
Long-term debt	33,320	31,190
Other non-current liabilities	1,927	2,719
Total liabilities	132,343	118,047
Convertible preferred stock	—	247,041
Stockholders’ equity:
Common stock	9	1
Additional paid-in capital	459,756	29,989
Accumulated deficit	(268,338)	(252,167)
Total stockholders’ equity (deficit)	191,427	(222,177)
Total liabilities, convertible preferred stock and stockholders’ equity	$323,770	$142,911

ThredUp Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)
(unaudited)

	Three months ended March 31,
	2021	2020
Revenue:
Consignment	$44,688	$35,314
Product	10,992	13,001
Total revenue	55,680	48,315
Cost of revenue:
Consignment	10,832	8,816
Product	5,130	6,873
Total cost of revenue	15,962	15,689
Gross profit	39,718	32,626
Operating expenses:
Operations, product and technology	28,312	25,475
Marketing	15,446	13,001
Sales, general and administrative	10,638	7,433
Total operating expenses	54,396	45,909
Operating loss	(14,678)	(13,283)
Interest and other (expense) income, net	(1,466)	68
Loss before provision for income taxes	(16,144)	(13,215)
Provision for income taxes	27	—
Net loss and total comprehensive loss	$(16,171)	$(13,215)
Net loss per share attributable to common stockholders, basic and diluted	$(0.86)	$(1.23)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	18,701,108	10,763,234
Pro forma net loss per share, basic and diluted	$(0.17)
Weighted-average shares used in computing pro forma net loss per share, basic and diluted (a)	93,153,983
(a) Assumes the conversion of the convertible preferred stock into common stock and the shares issued upon the initial public offering had occurred as of the beginning of the respective period.

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(16,171)	$(13,215)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,038	1,245
Stock-based compensation expense	3,498	1,442
Reduction in the carrying amount of right-of-use assets	1,318	873
Changes in fair value of convertible preferred stock warrants and others	1,048	(126)
Changes in operating assets and liabilities:
Accounts receivable, net	97	(338)
Inventory, net	37	51
Other current and non-current assets	(457)	(1,977)
Accounts payable	4,722	1,122
Accrued and other current liabilities	4,784	1,791
Seller payable	1,470	1,218
Operating lease liabilities	(1,311)	(1,186)
Other non-current liabilities	4	(2)
Net cash provided by (used in) operating activities	1,077	(9,102)
Cash flows from investing activities
Purchase of property and equipment	(4,099)	(4,673)
Net cash used in investing activities	(4,099)	(4,673)
Cash flows from financing activities
Proceeds from debt issuance, net of issuance costs	4,625	—
Repayment of debt	—	(714)
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discounts and commissions	180,284	—
Proceeds from exercise of common stock options	1,875	10
Payment of costs for the initial public offering	(1,733)	(81)
Net cash provided by (used in) financing activities	185,051	(785)
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	182,029	(14,560)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	67,539	87,853
End of period	$249,568	$73,293

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three months ended March 31,
	2021	2020
Adjusted EBITDA Reconciliation:
Net loss	$(16,171)	$(13,215)
Depreciation and amortization	2,038	1,245
Stock-based compensation expense	3,498	1,442
Interest expense	559	273
Change in fair value of convertible preferred stock warrant liability	930	(172)
Provision for income taxes	27	—
Adjusted EBITDA	$(9,119)	$(10,427)
Adjusted EBITDA margin %	(16.4)%	(21.6)%

Media
media@thredup.com
Investors
ir@thredup.com